UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2026

DORIAN LPG LTD.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-36437	66-0818228
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (203) 674-9900

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2026, the Board of Directors of Dorian LPG Ltd. (the “Company”), upon the approval and recommendation of the Company’s compensation committee, approved and adopted the Company’s Amended and Restated Executive Severance and Change in Control Severance Plan (the “Severance Plan”). The Severance Plan was amended to revise the definition of “Change in Control” to remove certain carve-outs to such definition that are no longer appropriate in view of the Company’s current shareholders. This definition is intended to be aligned with the definition of “Change in Control” contained in the Company’s Second Amended and Restated 2014 Equity Incentive Plan.

The foregoing description is qualified in its entirety by reference to the full text of the Severance Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Executive Severance and Change in Control Severance Plan, effective July 24, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 30, 2026		DORIAN LPG LTD.
(registrant)

	By:	/s/ Theodore B. Young
Theodore B. Young
Chief Financial Officer